UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Signify Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of communications from Signify Health, Inc., a Delaware corporation (the “Company” or “Signify”), to the Company’s employees, customers, partners or analysts relating to the Agreement and Plan of Merger, dated September 2, 2022, by and among the Company, CVS Pharmacy, Inc., a Rhode Island corporation (“CVS”) and Noah Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CVS (the “Merger Agreement”).

The following information related to equity awards was distributed to employees on September 21, 2022:

Communication from Kyle to Holders of Pre- and Post-IPO Equity

Signifiers,

I previously shared with you my excitement regarding our future with CVS Health Corporation (“CVS”). I would like to share with you what will happen to your Signify equity awards on the expected closing of the transaction with CVS (the “Closing”).

Pre-IPO Equity Awards

All equity awards that were granted to you prior to our initial public offering (“IPO”) on February 10, 2021 (“Pre-IPO Equity Awards”) will be paid out at the Closing. These include LLC Units (or profit interests) in Cure TopCo, LLC, stock options and synthetic equity units (“SEUs”). Prior to the Closing, each LLC Unit will be exchanged for a share of Signify Class A Common Stock and acquired at the Closing at $30.50 per share. You will receive payment for these shares from the paying agent appointed in connection with the transaction after the Closing. Each SEU will become fully vested at the Closing and paid out at $30.50 per SEU. The cash payment for the SEUs will be paid by Signify through its payroll system no later than 7 business days following the Closing and will be subject to applicable tax withholdings. Each stock option will be cancelled in exchange for a cash payment equal to the spread value of such stock option (i.e., $30.50 less the applicable exercise price). The cash payment for your stock options will be paid by Signify through its payroll system no later than 7 business days following the Closing and be subject to applicable tax withholdings.

Post-IPO Equity Awards

Any stock options or restricted stock units (“RSUs”) granted on or after Signify’s IPO (“Post-IPO Equity Awards”) will be treated as follows upon Closing:

Vested RSUs and Stock Options:

Shares of Signify that were issued upon previous vesting and settlement of RSUs will be treated like any other Signify shares and paid out at $30.50 per share. You will receive payment for these shares from the paying agent appointed in connection with the transaction after the Closing. RSUs that have vested but have not yet settled in Signify shares will be cancelled in exchange for a cash payment of $30.50 per RSU and paid by Signify through its payroll system no later than 7 business days following the Closing, subject to applicable tax withholdings. Stock options that have vested prior to the Closing will be cancelled in exchange for a cash payment equal to the spread value of such stock option (i.e., $30.50 less the applicable exercise price). The cash payment for your stock options will be paid by Signify through its payroll system no later than 7 business days following the Closing and will be subject to applicable tax withholdings.

Unvested RSUs and Stock Options:

Unvested RSUs and unvested stock options that remain unvested as of the Closing will be rolled over (converted) into unvested RSUs or stock options, as applicable, with respect to the common stock of CVS and remain subject to substantially the same terms and conditions currently applicable to those awards, including, among other things, time-based vesting conditions. The number of shares of CVS stock underlying each rollover RSU will be calculated by multiplying the number of shares of Signify stock subject to the rollover RSU by the “Exchange Ratio,” which is equal to $30.50 divided by the 10-day volume weighted average price of CVS stock ending on and including the trading day that is 3 trading days prior to the Closing. For example, if the 10-day volume-weighted average price of CVS stock is $91.50, then you would receive 1 CVS RSU for 3 of your Signify RSUs.

The number of shares of CVS stock underlying each rollover stock option will be determined by multiplying the number of shares of Signify stock subject to the rollover stock option by the “Exchange Ratio,” which is equal to $30.50 divided by the 10-day volume weighted average price of CVS stock ending on and including the trading day that is 3 trading days prior to the Closing. For example, if the 10-day volume-weighted average price of CVS stock is $91.50, then you would receive 1 CVS stock option for 3 of your Signify stock options. In addition, the exercise price for the rollover stock option will be determined by dividing the exercise price for such Signify stock option by the Exchange Ratio. Using the same assumptions as in the example above, if you had 3 Signify stock options with an exercise price of $20.50 (worth $30.50—$20.50 = $10 each, or $30.00 in total at the Closing), you would receive 1 CVS option with an exercise price of $61.50 (worth $91.50—$61.50 = $30.00 based on the Exchange Ratio as determined above).

Note that the value of your rollover RSUs and stock options will fluctuate following the Closing based on developments in the CVS share price.

I hope this information helps clarify what happens to your pre- and post-IPO equity awards. Please direct any future questions to stock_admin@signifyhealth.com. I look forward to sharing more information with you about our future with CVS Health as we proceed on this journey together.

Communication from Kyle to Holders of Post-IPO Equity

Signifiers,

I previously shared with you my excitement regarding our future with CVS Health Corporation (“CVS”). I would like to share with you what will happen to your Signify equity awards on the expected closing of the transaction with CVS (the “Closing”).

Post-IPO Equity Awards

On or after Signify’s initial public offering (“IPO”) on February 10, 2021, you were granted stock options or restricted stock units (“RSUs”) or both (“Post-IPO Equity Awards”).

Vested Post-IPO Equity Awards:

Shares of Signify that were issued upon previous vesting and settlement of RSUs will be treated like any other Signify shares and paid out at $30.50 per share. You will receive payment for these shares from the paying agent appointed in connection with the transaction after the Closing. RSUs that have vested but have not yet settled in Signify shares will be cancelled in exchange for a cash payment of $30.50 per RSU and paid by Signify through its payroll system no later than 7 business days following the Closing, subject to applicable tax withholdings. Post-IPO stock options that have vested prior to the Closing will be cancelled in exchange for a cash payment equal to the spread value of such stock option (i.e., $30.50 less the applicable exercise price). The cash payment for your stock options will be paid by Signify through its payroll system no later than 7 business days following the Closing and will be subject to applicable tax withholdings.

Unvested Post-IPO Equity Awards:

Post-IPO RSUs and post-IPO stock options that remain unvested as of the Closing will be rolled over (converted) into unvested RSUs or stock options, as applicable, with respect to the common stock of CVS and remain subject to substantially the same terms and conditions currently applicable to those awards, including, among other things, time-based vesting conditions. The number of shares of CVS stock underlying each rollover RSU will be calculated by multiplying the number of shares of Signify stock subject to the rollover RSU by the “Exchange Ratio,” which is equal to $30.50 divided by the 10-day volume weighted average price of CVS stock ending on and including the trading day that is 3 trading days prior to the Closing. For example, if the 10-day volume-weighted average price of CVS stock is $91.50, then you would receive 1 CVS RSU for 3 of your Signify RSUs.

The number of shares of CVS stock underlying each rollover stock option will be determined by multiplying the number of shares of Signify stock subject to the rollover stock option by the “Exchange Ratio,” which is equal to $30.50 divided by the 10-day volume weighted average price of CVS stock ending on and including the trading day that is 3 trading days prior to the Closing. For example, if the 10-day volume-weighted average price of CVS stock is $91.50, then you would receive 1 CVS stock option for 3 of your Signify stock options. In addition, the exercise price for the rollover stock option will be determined by dividing the exercise price for such Signify stock option by the Exchange Ratio. Using the same assumptions as in the example above, if you had 3 Signify stock options with an exercise price of $20.50 (worth $30.50—$20.50 = $10 each, or $30.00 in total at the Closing), you would receive 1 CVS option with an exercise price of $61.50 (worth $91.50—$61.50 = $30.00 based on the Exchange Ratio as determined above). Note that the value of your new rollover RSUs and stock options will fluctuate following the Closing based on developments in the CVS share price.

I hope this information helps clarify what happens to your post-IPO equity awards. Please direct any future questions to stock_admin@signifyhealth.com. I look forward to sharing more information with you about our future with CVS Health as we proceed on this journey together.

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward-looking statements include statements relating to the Company’s strategy, goals, the value of, timing and prospects of the proposed transaction. These forward-looking statements are based on the Company management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” or similar expressions and the negatives of those terms. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company, may include statements regarding the Company’s business operations, assets, valuations, financial conditions, results of operations, future plans, strategies, and expectations, and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders of the Company) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the proposed transaction; (c) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business (and the potential failure of the Company’s existing customers to continue or renew their contracts with the Company or increase in the number of customer cancellations); (e) the risk that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results; (f) significant transaction costs; and (g) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic (and related variants), which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic (and related variants) impacts the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of the Company described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company gives no assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the SEC a preliminary proxy statement and will file a definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY DECISION, THE COMPANY URGES YOU TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.signifyhealth.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.signifyhealth.com.